Exhibit 10.13

DEED OF GUARANTEE

THIS DEED OF GUARANTEE made the 15TH day of JUNE, 2012 By Mr. Karan A. Chanana R/O 36, Prakriti Marg, M. G. Road, New Delhi — 110030  (hereinafter referred to as “the Guarantor” which expression shall unless repugnant to the context or meaning thereof be deemed to include in the case of individuals their respective heirs, executors, administrators and legal representatives and in the case of the company, its successors and assigns) in favour of Canara Bank, Prime Corporate Branch-11, 2nd Floor, World Trade Tower, Barakhamba Lane, New Delhi — 110001 Branch being the Lead Bank of “Canara Bank Consortium” as defined in the First Supplemental Working Capital Consortium Agreement dated 15.06.2012 (hereinafter referred to as “Lead Bank” which expression shall unless repugnant to the context or meaning thereof be deemed to include the Canara Bank and other consortium member Banks viz. State Bank of India, Oriental bank of Commerce, Bank of India, Bank of Baroda, ICICI Bank ltd., Vijaya Bank, Yes Bank Ltd., State Bank of Hyderabad and Indian Overseas Bank constituting the

“Canara Bank Consortium” from time to time or each of them or any one or more of them and their respective successors and assigns).

WHEREAS in terms of the First Supplemental Working Capital Consortium Agreement dated 15.06.2012 and First Supplemental Joint Deed of Hypothecation dated 15.06.2012 executed by M/S. AMIRA PURE FOODS PVT. LTD., a company within the meaning of the Companies Act’ 1956 and having its Registered Office at B- 1/E-28, Mohan Co-operative Industrial Estate, Mathura Road, New Delhi - 110044 and Corporate Office at 54, Prakriti Marc), M. G. Road, New Delhi - 110030 .(hereinafter referred to as “the Borrower” which expression shall unless repugnant to the context or meaning thereof be deemed to include its successors and permitted assigns) with the Lead Bank of the Other part on the 15.06.2012 executed between the Borrower and the Lead Bank (hereinafter the said Working Capital Consortium Agreement, Joint Deed of Hypothecation collectively referred to as “the said Agreement of Loan”) the Lead Bank has agreed to grant / granted to the Borrower all or some or any of the credit facilities either in Indian or foreign currencies by way of overdrafts, Cash credits, term loans, pre-shipment and post-shipment credits, opening of letters of credit, issuing of guarantees including deferred payment guarantees and indemnities negotiations and discounting of demand and / or usuance bills and cheques inland as well as foreign and such other facilities as may be and cheques inland as well as foreign and such other facilities as may be agreed upon from time to time between the Bank and the Borrower (hereinafter called the “above mentioned credit facilities”) for sums not exceeding the sum of Rs.778,00,00,000.00 (Rupees Seven Hundred seventy eight Crores Only) (hereinafter for the sake of brevity referred to as “the Principal sum”) on the terms and conditions specified and contained therein.

AND WHEREAS one of the conditions specified and contained in the said Agreement of Loan is that the Borrower shall procure and furnish to the Lead Bank a guarantee guaranteeing due payment by the Borrower of the said principal sum not exceeding Rs.778,00,00,000.00 (Rupees Seven Hundred seventy eight Crores Only) together with interest costs charges expenses and / or other money clue to the Lead Bank in respect of or under the above mentioned credit facilities or any of them on demand by the Lead Bank.

AND WHEREAS the Guarantor have at the request of the Borrower and in consideration of the Lead Bank having agreed to grant or granted at the request of the Guarantor the above mentioned credit facilities to the Borrower, have agreed to execute this Guarantee in favour of the Lead Bank on the terms and in the manner hereinafter appearing.

NOW THE INDENTURE WITNESSETH that in consideration of the above premises it is hereby covenanted and agreed the Guarantor covenanting and agreeing jointly and severally as follows:-

1.                                       If at any time default shall be made by the Borrower in payment of the principal sum not exceeding Rs.778,00,00,000.00 (Rupees Seven Hundred seventy eight Crores Only) together with interest, costs, charges, expenses and / or other money for the time being due to the Lead Bank in respect of or under the above mentioned credit facilities or any of them the Guarantor shall forthwith on demand pay to the Lead Bank the whole of such principal sum not exceeding Rs.778,00,00,000.00 (Rupees Seven Hundred seventy eight Crores Only) together with interest, costs, charges, expenses and / or other money for the time being due to the Lead Bank in respect of or under the above mentioned credit facilities and shall indemnify and keep indemnified the Lead Bank against all losses of the said principal sum, interest or other money due and all costs, charges and expenses whatsoever which the Lead Bank may incur by reason of any default on the part of the Borrower.

2.                                       The Guarantor agree and confirm that the interest shall be charged on the outstandings in the account (s) opened in respect of the above mentioned credit facilities at such rate(s) as may be determined by the Lead Bank from time to time. Interest shall be calculated respectively on the daily balance of such account(s) and be debited thereto on the last working day of the month or quarter according to the practice of the Lead Bank. The Lead Bank shall also be entitled to charge at its own discretion such enhanced rates of interest on the account (s) either on the entire outstandings or on a portion thereof as it may fix for any irregularity and for such period as the irregularity continues or for such time as the Lead Bank deems it necessary regard being had to the nature of the irregularity and the charging of such enhanced rate of interest shall be without prejudice to the Lead Bank’s other rights and remedies.

3.                                       The Lead Bank shall have the fullest liberty without affecting this Guarantee to vary the amounts of the individual limits of the above mentioned credit facilities as may he agreed upon form time to time between the Lead Bank and the Borrower subject to the aggregate thereof not exceeding the principal sum and/or to postpone for any time or from time to time enforce or forbear to enforce any remedies or securities available to the Lead Bank AND the Guarantor shall not be released by any exercise by the Lead Bank of its liberty with reference to the matters aforesaid or any of them or by reason of time being given to the Borrower or of any oilier forbearance act or omission on the part of the Lead Bank or any other indulgence by the Lead Bank to the Borrower or by any other matters or things whatsoever which under the law relating to sureties would but for this provision have the effect of so releasing the Guarantor.

4.                                       As the above mentioned credit facilities have been further secured by hypothecation and / or pledge of the Borrower’s movable properties and / or mortgage of the Borrower’s immovable properties under separate security documents executed by the Borrower with the Lead Bank which security documents would contain stipulation as to insurance assignment and delivery of Insurance Policies to the Lead Bank, the margin or value of properties to be maintained and the periodical furnishing of different statements to the Lead Bank and other matters the Guarantor agree that no failure in requiring or obtaining such security or in the observance or performance of any of the stipulation or terms of the said security documents and no default of the Lead Bank in requiring or enforcing the observance or performance of any of the said stipulations or terms shall have the effect of releasing or discharging or in any manner affecting the liability of the Guarantor under these presents.

5.                                       The Lead Bank shall be at liberty to lake in addition to the subsisting securities any other securities for the above mentioned credit facilities or any of them or any part thereof and to release or forbear to enforce all or any of the remedies upon or under such securities and any collateral security or securities now held by the Lead Bank and that no such release or forbearance as aforesaid shall have the effect of releasing or discharging or in any manner affecting the liability of the Guarantor or of prejudicing the Lead Bank’s rights and remedies against the Guarantor under this Guarantee and that the Guarantor shall have no right to the benefit of the said security and / or any other security that may be held by the Lead Bank until the claims of the Lead’ Bank against the Borrower in respect of the above mentioned facilities and of all (if any) other claims of the Lead Bank against the Borrower on any other account whatsoever shall have been fully satisfied and then in so far only as such security shall not have been exhausted for the purpose of realising the amount of the Lead Bank’s claims and rateably only with other Guarantor or other persons (if any) entitled to the benefit of such securities respectively.

6.                                       The Guarantee herein contained shall be enforceable against the Guarantor notwithstanding the securities aforesaid or any of them or any other collateral securities that the Lead Bank may have obtained or may obtain from the Borrower or any other person shall at the time when proceedings are taken against the Guarantor hereunder be outstanding and/or not enforced and/or remain unrealised.

7.                                       In order to give effect to the Guarantee herein contained the Lead Bank shall be entitled to act as if the Guarantor were principal debtors to the Lead Bank for all payments guaranteed by them as aforesaid to the Lead Bank.

8.                                       The Guarantee herein contained is a continuing one for all amounts advanced by the Lead Bank to the Borrower in respect of or under the above mentioned credit facilities as also for all interest, cost and other money which may form time to time become due and remain unpaid to the Lead Bank thereunder and shall not be determined or in any way be affected by any account or accounts opened or to be opened by the Lead Bank becoming NIL or coming into credit at any time or from time to time or by reason of the said account or accounts being dosed and fresh account. or accounts being opened in respect of fresh facilities- being granted within the overall limit sanctioned to the Borrower.

9.                                       Notwithstanding the Lead Bank’s rights under any security which the Lead Bank may have obtained or may obtain the Bank shall have fullest liberty to call upon the Guarantor to pay the principal sum not exceeding Rs.778,00,00,000.00 (Rupees Seven Hundred seventy eight Crores Only) together with interest as well as the costs, (as between Advocate and client) charges and expenses, and / or other money for the time being due to the Lead Bank in respect of or under  the above mentioned credit facilities or any of them without requiring the Lead Bank to realise from the Borrower the amount clue to the Lead Bank in respect of the above mentioned credit facilities and / or requiring the Lead Bank to enforce any remedies or securities available to the Lead Bank.

10.                                 The Guarantee herein contained shall not be determined or in any way prejudiced by any absorption of or by Lead Bank or by any amalgamation thereof or therewith but shall ensure and be available for and by the absorbing or amalgamated Lead Bank or concern.

11.                                 The Guarantee shall be irrevocable and enforceable against the Guarantor notwithstanding any dispute between the Lead Bank and the Borrower.

12.                                 The Guarantor affirm, confirm and declare that any balance confirmation and / or acknowledgement of debt and / or admission of liability given or promise or part payment made by the Borrower or the authorised agent of the Borrower to the Lead Bank shall be deemed to have been made and / or given by or on behalf of the Guarantor themselves and shall be binding upon each of them.

13.                                 The Guarantor shall forthwith on demand made by the Lead Bank deposit with the Lead Bank such sum or security or further sum or security as the Lead Bank may from time to time specify as security for the due fulfilment of their obligations under this Guarantee and any security so deposited with the Lead Bank, may be sold by the Lead Bank after giving to the Guarantor a reasonable notice of sale and the said sum or the proceeds of sale of the securities may be appropriated by the Lead Bank in or towards satisfaction of the said obligations and any liability arising out of non-fulfilment thereof by the Guarantor.

14.                                 The Guarantor hereby agree that notwithstanding any variation made in the terms of the said Agreement of Loan and/or any of the said security documents inter-alia including variation in the rate of interest, extension of the date for payment of the installments, if any composition made between the lead bank and the borrower to give time to or not sue the borrower, or the lead bank parting with any of the securities given by the borrower, the Guarantor shall not be released or discharged of the obligation under this guarantee provided that in the event of any such variation or composition or agreement the liability  of the Guarantor shall notwithstanding anything herein contained be deemed to have accrued and the Guarantor shall be deemed to have become liable hereunder on the date or dates on which the borrower shall become liable to pay the amount / amounts due under the said Agreement of loan and / or any of the said security documents as a result of such variation or composition or agreement.

15.                                 The Guarantor hereby agree and confirm that the lead bank shall be entitled to adjust, appropriate or set-off all moneys held by lead bank to the credit of or for the benefit of the Guarantor on any account or otherwise howsoever towards the discharge and satisfaction of the liability of the Guarantor under these presents.

16.                                 The Guarantor agree that notwithstanding the lead bank for any reason whatsoever losing and/or parting with any of the securities given by the borrower the Guarantor shall not be released or discharged of their obligations under this guarantee and in the event of the lead bank so losing or parting with the security the Guarantor shall be deemed to have consented to or acquiesced in the same.

17.                                 The Guarantor agree that if the borrower being an individual becomes an insolvent or being a company enters into liquidation or winding up (whether compulsory or voluntary) or if the management of the undertaking of the borrower is taken over under any law or if the borrower and / or the undertaking of the Borrower is nationalised under any law or make any arrangement or composition with creditors the Lead Bank may (notwithstanding payment to the Lead Bank by the Guarantor or any other person of the whole or any part of the amount hereby secured) rank as creditor and prove against the estate of the Borrower for the full amount of the Lead Bank’s claims against the Borrower or agree to and accept any composition in respect thereof and the Lead Bank may receive and retain the whole of the dividends, composition or other payments thereon to the exclusion of all the rights of the Guarantor in competition with the Lead Bank until all the Lead Bank’s claims are fully satisfied and the Guarantor will not by paying off the amounts payable by them or any part thereof or otherwise prove or claim against the estate of the Borrower until the whole of the Lead Bank’s claims against the Borrower have been satisfied and the Bank may enforce and recover payment from the Guarantor of the full amount payable by the Guarantor notwithstanding any such proof or composition as aforesaid. On the happening of any of the aforesaid events, the Guarantor shall forthwith inform the Lead Bank in writing of the same.

18.                                 The Guarantee hereby given is independent and distinct from any security that the Lead Bank has taken or may take in any manner whatsoever whether it be by way of hypothecation, pledge and/or mortgage and/or any other charge over goods, movables or other assets and/or any Other property, movable or immovable, and that the Guarantor have not given this guarantee upon any understanding, faith or belief that the Lead Bank has taken and/or may hereafter take any or other such security and that notwithstanding the provisions of Sections 130,133,134,135,139,140 and 141 of the Indian Contract Act, 1872 or other section of that Act or any other Law, the Guarantor will not claim to be discharged to any extent because of the Lead Bank’s failure to take any or other such security or in requiring or obtaining any or other such security or losing for any reason whatsoever including reasons attributable to its default and negligence benefit of any or other such security or any of rights to any or other such security that have been or could have been taken.

19.                                 The Guarantor agree that any admission or acknowledgement in writing signed by the Borrower of the liability or indebtedness of the Borrower or otherwise in relation to the above mentioned credit facilities and or any part payment as may he made by the Borrower towards the Principal sum hereby guaranteed or any judgment, award or order obtained by the Lead Bank against the Borrower shall be binding on the Guarantor and the Guarantor accept the correctness of any statement of account that may be served on the Borrower which is duly certified by any officer of the Lead Bank and the same shall be binding and conclusive as against the Guarantor also and the Guarantor further agree that in the Borrower making an acknowledgement or making a payment, the Borrower shall in addition to his personal capacity be deemed to act as the Guarantor’ duly. authorised agent in that behalf for the purposes of Sections 18 and 19 of the Limitation Act of 1963.

20.                                 The Guarantor agree that the loans hereby guaranteed shall be payable to the Lead Bank on the Lead Bank serving the Guarantor with a notice requiring payment of the amount and such notice shall he deemed to have been served on the Guarantor either by actual delivery thereof to the Guarantor or by dispatch thereof by Registered Post or Certificate of Posting to the Guarantor address herein given or any other address in India to which, the Guarantor may be written intimation given to the Lead Bank request the communication addressed to the Guarantor be dispatched. Any notice dispatched by the Lead Bank by Registered Post or Certificate of Posting to the address to which it is required to be dispatched under this clause shall be deemed to have been duly served on the Guarantor four days after the date of posting thereof, and shall be sufficient if signed by any officer of the Lead Bank and in proving such service it shall be sufficient if it is established that the envelope containing such notice, communication or demand was properly addressed and put into the post.

21.                                 It is expressly agree and the Guarantor hereby confirms that the Guarantor is jointly and severally liable to the Canara Bank Consortium as mentioned in Working Capital Agreement. If the Consortium of Banks is increased or diminished from time to time by adding or dropping of one of More Banks or is changed by substitution of one Bank by another during the currency of this Agreement, then the reconstituted Consortium will be governed by the provisions of this agreement as if they have been added or dropped herein as the case may be and the terms “the Lead Bank” shall mean and shall be deemed to include the Reconstituted Constitution as well, with or without consent of Guarantor.

22.                                 The guarantor hereby agree as a pre-condition for granting assistance to the borrower by the Lead Bank that, in case the borrower and guarantor commit default in repayment of the loan / advances or in the repayment of interest thereon or any of the agreed installment of the loan on the due date / s, the Bank/s and / or the Reserve Bank of India will have an unqualified right to disclose or publish his / her / their name or the name of the Company /firm / unit and its directors / partners / proprietors along with the photographs of borrowers and Guarantor in such manner and through such medium as the Lead Bank or Reserve Bank of India in their absolute discretion may think fit.

23.                                 I/We understand that as a pre-condition, relating to grant of the loans/advances/other non-fund based credit facilities to M/s. Amira Pure Foods Pvt. Ltd. and furnishing of guarantee in relation thereto, Lead Bank requires consent of the guarantor/s of the credit facility, granted./to be granted by the Lead Bank for disclosure of information and data relating to the guarantor/s, any credit facility availed of by the guarantor/s, obligation as assumed by the guarantor/s, in relation thereto and default, if any, committed in discharge thereof

Accordingly, the Guarantor, hereby agree and given consent for the disclosure by the LEAD BANK of all or any such; information and data relation to Guarantor; the information or data relating to any credit facility availed of/ to be availed by Guarantor, and default, if any, committed by borrowers, in discharge of such obligation, as the said bank may deem appropriate and necessary, to disclose and furnish to Credit Information Bureau (India) Ltd. and any other agency authorized in this behalf by RBI.

Guarantor, declare that the information and data furnished by Guarantor to the LEAD BANK are true and correct.

Guarantor, undertake that:

The Credit Information Bureau (India) Ltd. and any other agency so authorized may use, process the said information and data disclosed by the LEAD BANK in the manner as deemed fit by them; and the Credit Information Bureau (India) Ltd. and any other agency so authorized may furnish for consideration, the processed information and data or products thereof prepared by them, to the said bank and other credit grantors or registered users, as may be specified by the Reserve Bank in this behalf. Further, I/we hereby confirm that I/we shall not raise any dispute in what so ever manner regarding information/details furnished/to be furnished to CIBIL/other authorities and same is binding on me/us.

IN WITNESS WHEREOF the GUARANTOR (above mentioned) have executed these presents on this 15th day of JUNE 2012.

Signed, Sealed and Delivered by

/s/ Karan A. Chanana
Karan A. Chanana

Guarantor